WCOLLECT.COM, INC.

General Information
1-800-730-5505
Investor Relations
1-877-608-1611
Media & PR
1-888-761-8887

info@wcollect.com
www.wcollect.com

9107 Wilshire Boulevard, Suite 650
Beverly Hills, CA 90210-5519
(310) 275-8080

1520 Spruce St.
Suite 708
Philadelphia, PA
USA 19102
Tel: (215) 875-0111
Fax: (215) 875-0112

7th Floor
1201 West Pender St.
Vancouver, BC
Canada V6E 2V2
Tel: (604) 683-8556
Fax: (604) 683-8554




                     Letter of Engagement
                            Between

               WCollect.com, Inc. (the "Client")

                              AND

             Universal Commerce Ltd. ("Universal")

Whereas the Client has engaged Universal to provide certain corporate finance services as outlined in "services provided". In exchange for providing these services, both the Client and Universal have agreed that in consideration for the consultant providing said services, the Client will issue common stock to the contractor for successfully completing said tasks and in accordance with the tasks as outlined in the Duties and Responsibilities.

Compensation:
-------------

A.	The Client has agreed to compensate Universal, in
exchange for it's services, the sum of 800,000 common shares in the Client's capital stock (the
"Compensation"). The share certificate(s) for 800,000 common shares will be deemed to have been fully earned, in any event, on October 15, 1999.

B.	WCollect's Board of Directors shall authorize that the
Engagement Securities shall be issued on, or shortly after October 15, 1999 upon Universal's acceptance of its engagement, and shall thereafter be delivered upon such issuance to Universal's counsel, Jack Sousa, c/o
Brown Beattie O'Donnovan with an address of, 380
Wellington St., Suite 1600, London. Ont., Canada  N6A
5B5.  However, in no event shall the Engagement
Securities be delivered later than fifteen (10) business days from October 15, 1999. Once issued, the Engagement Securities shall be deemed fully earned and shall have all the same rights and all the same dilutive or anti-dilutive provisions as the "Founder's
Securities" held by the original shareholders.

C.	Universal shall have "Piggyback Registration Rights"
to register the Engagement Securities as part of any registration filing by WCollect and/or its successors and assigns.

D.	There is no other form of Compensation to be
considered by way of this agreement. The Contractor will be responsible for all costs associated with providing the services indicated under this agreement.

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

WCOLLECT.COM, INC.

General Information
1-800-730-5505
Investor Relations
1-877-608-1611
Media & PR
1-888-761-8887

info@wcollect.com
www.wcollect.com

9107 Wilshire Boulevard, Suite 650
Beverly Hills, CA 90210
(310) 275-8080

1520 Spruce St.
Suite 708
Philadelphia, PA
USA 19102
Tel: (215) 875-0111
Fax: (215) 875-0112

7th Floor
1201 West Pender St.
Vancouver, BC
Canada V6E 2V2
Tel: (604) 683-8556
Fax: (604) 683-8554


Services Provided :
-------------------

Universal hereby agrees that in exchange for receiving the Compensation, it will to the best of its ability, and in a first class manner, provide the following corporate finance consulting services:

* Sourcing of interim financing in the form of an equity offering, convertible debenture offering or debt on behalf of the Client.
* Capital re-structuring and introductions to US based and international investment banking firms.
* Assist the client in developing corporate development plans and introduce the client to potential strategic business partners internationally.


REPRESENATIONS, WARRANTIES AND COVENANTS
----------------------------------------

A.	Execution.  The execution, delivery and performance of
this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Client or Universal is a party to or by which either entity may be bound or affected.

B.	Non-Circumvention.  WCollect hereby irrevocably agrees
not to knowingly or intentionally circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, including avoiding payment of fees or other compensation to Universal or its affiliates in connection with any transaction involving any corporation, partnership, individual, or other entity introduced by Universal to WCollect and/or its Affiliates.

C.	Timely Apprisals.  WCollect shall keep Universal up to
date and apprised of all business market and legal developments related to WCollect and its operations and management.

1.	Accordingly, WCollect shall provide Universal
with copies of all amendments, revisions and change to its business and marketing plans, bylaws, article of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.

2.	WCollect shall promptly notify Universal of the
threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to Tri-Fino or at Universal option to Universal counsel.

3.	WCollect shall promptly notify Universal of all
new contracts, agreements, joint enters or filing with any state, federal or local

                                                           2

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administrative agency, including without limitation
the SEC, NASD or any state agency, and shall provide all elated documents, including copies of the exact documents filed, to Universal, including, without limitation all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Universal.

4.	WCollect shall also provide directly to Universal
current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by WCollect in the normal course of its business and requested by Universal from time to time.

5.	Universal shall keep all documents and
information confidential as described in the section below titled, 'CONFIDENTIAL DATA."

D.	Corporate Authority.  Both WCollect and Universal have
full legal authority to enter into this Agreement and perform the same in the time and manner contemplated.

E.	Authorized Signatures.  The individuals whose
signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

F.	Properly Issued Shares.  When issued to Universal, the
Engagement Securities shall be duly and validly issued, fully paid and non-assessable, unless otherwise required by law.


OTHER MATERIAL TERMS AND CONDITIONS
-----------------------------------

A.	Indemnity.  Because Universal will be acting on
WCollect's behalf, it is Universal's practice to receive indemnification from all its clients. WCollect hereby wholly indemnifies Universal for any activities initiated by WCollect which may result in any shareholder, supplier or other affiliate lawsuit.

B.	Additional Instruments.  Each of the parties shall
from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may by reasonably required to give full effect and force to provisions of this Agreement.

C.	Laws of the Province of B.C.  This Agreement shall be
deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the Province of B.C., irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance of breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the Courts in Vancouver, British Columbia, Canada.

WCOLLECT.COM, INC.

General Information
1-800-730-5505
Investor Relations
1-877-608-1611
Media & PR
1-888-761-8887

info@wcollect.com
www.wcollect.com

9107 Wilshire Boulevard, Suite 650
Beverly Hills, CA 90210
(310) 275-8080

1520 Spruce St.
Suite 708
Philadelphia, PA
USA 19102
Tel: (215) 875-0111
Fax: (215) 875-0112

7th Floor
1201 West Pender St.
Vancouver, BC
Canada V6E 2V2
Tel: (604) 683-8556
Fax: (604) 683-8554

D.	Originals.  This Agreement may be executed in any
number of counterparts, each of which so executed shall be deemed an original and constitute one and the same Agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

E.	Addresses of Parties.  Each party shall at all times
keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any changes, giving the address of the new place of business or residence.

F.	Notices.  All notices that are required to be or may
be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.


APPROVED AND AGREED this  15  day of August, 1999
                         ----

UNIVERSAL COMMERCE LTD.            WCOLLECT.COM INC.
C/o Jack Sousa, Brown Beattie      650 - 9107 Wilshire Boulevard
Suite 1600, 380 Wellington St.,    Beverly Hills, CA  90210
London, Ont., Canada               Phone: (310) 275-8080
N6A 5B5                            Fax:   (310) 275-1683
Phone: (519) 679-0400

\s\ Robert Cabral                  \s\ Stewart Irvine
-------------------                ------------------
By Robert J. Cabral                By Stewart Irvine
Authorized Signatory               Its President

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